UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 8, 2007 (November 8, 2007)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

    On November 8, 2007, Anthracite Capital, Inc. (the "Company") issued a press release announcing its earnings for the quarterly period ended September 30, 2007, a copy of which it is furnishing under this Item 2.02 as Exhibit 99.1.

Item 8.01.	Other Events.

    The Company reported the following results on November 8, 2007:

    The Company today reported net income available to common stockholders for the third quarter of 2007 of $0.19 per share, compared to $0.22 per share for the same three-month period in 2006. For the nine months ended September 30, 2007, net income available to common stockholders was $0.94 per share, compared to net income available to common stockholders of $0.83 per share for the nine months ended September 30, 2006. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share information is presented on a diluted basis.)

    Based on the $0.30 per share dividend paid on October 31, 2007, and the November 7, 2007 closing price of $7.37, Anthracite’s annualized dividend yield is 16.3%.

    Chris Milner, Chief Executive Officer of the Company, stated, “We are pleased with the Company's third quarter performance, especially when taking into account the continuing turmoil in the broad credit markets. We have maintained an intense focus on liquidity and increased our available cash position to over $140,000. The Company took advantage of select opportunities in the commercial real estate debt markets by acquiring over $350,000 in attractively priced assets in Canada, Japan, Europe and the United States.”

    Mr. Milner continued, “Our primary focus over the last ninety days clearly has been risk management and liquidity preservation. During the quarter, the Company raised over $180,000 in capital by redeeming its interest in BlackRock Diamond and issuing convertible senior notes. While the cost of the notes was higher than prior issuances, increased credit spreads in the current market environment presented accretive investment opportunities. As expected, we fully redeemed our investment in BlackRock Diamond and received $104,476 in October 2007. Over the life of this investment, the Company invested $100,000 of capital and earned cumulative profits of $34,853, an annualized return of 20.8%. This turned out to be a superior investment to taking credit risk during that period and we are now able to deploy these proceeds into commercial real estate debt at more attractive spreads.”

Liquidity

    The current weaknesses in the sub-prime mortgage sector and in the broader mortgage market have resulted in reduced liquidity for mortgage-backed securities. Although this reduction in liquidity has been directly linked to sub-prime residential assets, to which the Company continues to have no direct exposure, there has been an overall reduction in liquidity across the credit spectrum of commercial and residential mortgage products. Significant price declines may cause lenders to call in all or a portion of their loans to reflect the reduced value of the assets securing those loans. The Company’s strategy is to match-fund assets when economical and to maintain adequate cash to meet any margin calls on the remaining portfolio assets. At September 30, 2007, only 14% of the Company’s commercial mortgage-backed securities (“CMBS”) were not match-funded and approximately 40% of the Company’s recourse borrowings are unsecured term debt which does not permit lenders to call any portion of their loans.

    In the event of a further reduction in market liquidity, the Company’s short-term capital needs will be met primarily with $122,185 of unrestricted cash and cash equivalents held as of September 30, 2007. In addition, subsequent to September 30, 2007, the Company received $104,476 from the redemption of its remaining investment in BlackRock Diamond Property Fund, Inc. (“BlackRock Diamond”). The Company used $50,000 of the proceeds to repay a borrowing secured by its interest in BlackRock Diamond, thus increasing the Company’s cash position since quarter end by approximately $54,000.

Commercial Real Estate Investment Activity

    During the third quarter of 2007, the Company purchased a total of $356,722 of commercial real estate assets, which included $125,994 of non-U.S. dollar denominated assets. Commercial real estate assets purchased consisted of $226,778 of CMBS and $129,946 of commercial real estate loans.

    The Company redeemed its remaining investment in BlackRock Diamond based on the September 30, 2007 net asset value of $104,476. The proceeds from this redemption were received in October 2007.

    As previously reported, the Company sold the majority of its high credit quality, liquid securities during the third quarter of 2007. As a result of higher Treasury rates since the time of purchase, these sales generated a loss of $13,352. Simultaneous with the sales, the Company removed or redesignated several interest rate swaps resulting in a gain of $11,489 for the third quarter of 2007. In addition, the Company incurred a charge of $1,247 related to the mark to market of its remaining high credit quality securities that were not sold during the third quarter. This mark to market was recognized because of the sale of similar securities during the third quarter at a loss.

Capital Markets Activity
Convertible Securities and Equity Issuances:
    On August 29, 2007 and September 10, 2007, the Company completed an offering of a total of $80,000 aggregate principal amount of convertible senior notes due in 2027. The notes bear interest at a rate of 11.75% per annum and are convertible only under certain conditions, including a 20-day period of trading above $14.02 per share, as adjusted. The initial conversion rate of 92.7085 shares of common stock per $1,000 principal amount of notes (equal to an initial conversion price of approximately $10.79 per share) represented a premium of 17.5% to the last reported sale price of Anthracite's common stock on August 23, 2007 of $9.18.

    The Company utilized $12,000 of the net proceeds from the convertible senior notes offering to repurchase 1,307,189 shares of common stock.

    During the third quarter of 2007, the Company issued 209,690 shares of common stock under its Dividend Reinvestment and Stock Purchase Plan. Net proceeds to the Company were approximately $2,002.

Short and Long-Term Liabilities:

    On July 20, 2007, the Company entered into a $200,000 committed U.S. dollar credit facility with Bank of America, N.A. which matures in January 2009. During the fourth quarter of 2007, this facility was increased to $275,000. All other terms of the facility remained substantially unchanged. Outstanding borrowings under this credit facility bear interest at a LIBOR based variable rate.

    On August 27, 2007, the Company borrowed $50,000 from KeyBank National Association. The loan was secured by a pledge of all of the Company’s ownership interest in the redemption proceeds of BlackRock Diamond and was repaid in full in October 2007.

    Richard Shea, President and Chief Operating Officer of the Company, stated, “Throughout the third quarter and into the fourth quarter, we have focused on bolstering and maintaining liquidity to navigate challenging credit markets. The price of credit sensitive investments has dropped significantly without distinguishing among the actual credit performance of different sectors. We continue to experience good credit performance with only 0.32% delinquencies on our Controlling Class CMBS at September 30, 2007. Also, over 80% of our liabilities do not reset when valuations change, which represents significant value to the Company, as long-dated liabilities decrease in value when credit spreads widen. The strong credit performance and stable liability structure provide greater stability for the Company’s investment platform.”

Third Quarter Financial Summary

●	Income from commercial real estate assets increased by $18,757, or 26.5%, from the quarter ended September 30, 2006, primarily because of continued portfolio growth.

●
Income from the Company’s investment in BlackRock Diamond was $4,390 and $18,790, respectively, for the three and nine months ended September 30, 2007. The Company fully redeemed its investment in BlackRock Diamond as of September 30, 2007.

●
During the quarter, the Company increased its unrestricted cash by $14,469 to $122,185 while concurrently reducing its short-term borrowings by $343,012. This reduction in short-term borrowings represented a 33% decline of liabilities that are subject to mark-to-market risk.

●	Weighted average cost of funds of 6.0% at September 30, 2007 declined from 6.1% for the same period in 2006.

●	Exposure to a 50 basis point move in short-term interest rates was $0.01 per share at September 30, 2007. This was an increase from less than $0.01 per share at June 30, 2007.

Commercial Real Estate Securities

    During the third quarter of 2007, the Company purchased $226,778 of commercial real estate securities, including $53,859 of non-U.S. dollar denominated securities.

    CMBS with an adjusted purchase price of $22,264 are held as collateral for collateralized debt obligations and classified as held-for-trading. For the three months ended September 30, 2007, the decline in value of $2,559 related to these assets is included on the consolidated statement of operations.

Commercial Real Estate Credit

    The Company considers CMBS where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). The Company owns Controlling Class CMBS issued in 1998, 1999, and 2001 through 2007. The Company’s recent vintage Controlling Class CMBS experienced significant spread widening in the current market environment. This was also true, but to a lesser extent, for the Company’s seasoned vintages. A summary of the percentage change in value of the Company’s Controlling Class CMBS by vintage year for the quarter ended September 30, 2007 is as follows:

Vintage	Average Rating	Fair Market Value	% Change in Fair Market Value
1998	BBB-	$285,695	(1.24)%
1999	BBB-	38,540	0.66%
2000	A-	53,761	(4.34)%
2001	BBB-	185,769	(2.07)%
2002	BB+	58,180	(5.43)%
2003	BBB-	270,739	(2.30)%
2004	BB+	94,401	(10.12)%
2005	BB	138,969	(13.56)%
2006	BB-	346,687	(14.33)%
2007	BB	441,914	(14.72)%
	BB+	$1,914,654	(8.46)%

    The Company acquired three U.S. dollar denominated Controlling Class CMBS during the quarter ended September 30, 2007. At September 30, 2007, the Company owned 37 Controlling Class CMBS trusts with an aggregate underlying principal balance of $58,615,416. Delinquencies of 30 days or more on these loans as a percent of current loan balances were 0.32% at September 30, 2007, compared with 0.39% at December 31, 2006.

    At September 30, 2007, because of changes in timing of assumed credit losses and prepayments, four CMBS required an impairment charge totaling $1,688. During the quarter ended September 30, 2007, 14 of the Company’s other agency-backed commercial real estate securities required a charge of $1,247 because of the sale of similar securities during the third quarter at a loss. During the quarter ended September 30, 2007, 65 of the Company’s Controlling Class CMBS with an aggregate adjusted purchase price of $356,646 experienced a weighted average yield increase of 40 basis points, and 17 Controlling Class CMBS with an aggregate adjusted purchase price of $117,093 experienced a weighted average yield decrease of one basis point.

    During the three months ended September 30, 2007, one of the Company’s Controlling Class CMBS was upgraded by at least one rating agency and none were downgraded. Additionally, at least one rating agency upgraded eight of the Company’s other commercial real estate securities and four were downgraded during the three months ended September 30, 2007.

Commercial Real Estate Loans
    During the third quarter of 2007, the Company purchased $129,946 of commercial real estate loans, including $72,134 of non-U.S. dollar denominated loans. During the quarter ended

September 30, 2007, the Company received repayments of commercial real estate loans in the aggregate amount of $119,954.

    Also included in commercial real estate loans are the Company's investments in Carbon Capital, Inc. (“Carbon I”) and Carbon Capital II, Inc. (“Carbon II”, and collectively with Carbon I, the “Carbon Capital Funds”). For the quarters ended September 30, 2007 and 2006, the Company recorded income from the Carbon Capital Funds of $2,222 and $2,325, respectively. Carbon II increased its investment in U.S. commercial real estate loans by originating four loans for a total investment of $178,660 during the third quarter of 2007. Paydowns in the Carbon Capital Funds during the quarter totaled $83,806. As loans are repaid or sold, Carbon II has redeployed capital into acquisitions of additional loans for the portfolio. The Carbon I investment period has expired and no new portfolio additions will occur.

The Company's investments in the Carbon Capital Funds were as follows:

	September 30, 2007	December 31, 2006
Carbon I	$2,554	$3,144
Carbon II	98,252	69,259
	$100,806	$72,403

    At September 30, 2007, all commercial real estate loans owned directly by the Company are performing in line with expectations. Three loans held in the Carbon Capital Funds are in various stages of resolution and the Carbon Capital Funds have established loan loss reserves as necessary. All other commercial real estate loans held through the Company’s investment in the Carbon Capital Funds are performing as expected.

Commercial Real Estate
    For the quarter ended September 30, 2007, the Company recorded $4,390 of income related to its investment in BlackRock Diamond. The Company fully redeemed its investment in BlackRock Diamond as of September 30, 2007.

    BlackRock Diamond is managed by a subsidiary of BlackRock Financial Management, Inc., Anthracite’s manager, and the Carbon Capital Funds are managed by BlackRock Financial Management, Inc. All financial information utilized in this press release with respect to BlackRock Diamond and the Carbon Capital Funds was reported to the Company by BlackRock Diamond and the Carbon Capital Funds, as the case may be.

Summary of Commercial Real Estate Assets
    A summary of the Company’s commercial real estate assets with estimated fair values in local currencies and U.S. dollars at September 30, 2007 is as follows:

	Commercial Real Estate Securities	Commercial Real Estate Loans	Commercial Real Estate Equity	Commercial Mortgage Loan Pools	Total Commercial Real Estate Assets	Total Commercial Real Estate Assets (USD)
USD	$1,882,867	$419,603	$-	$1,246,494	$3,548,964	$3,548,964
GBP	£36,977	£46,997	-	-	£83,974	171,085
EURO	€139,004	€331,514	-	-	€470,518	669,147
Canadian Dollars	C$104,157	C$6,250	-	-	C$110,407	111,107

Japanese Yen	¥4,514,357	-	-	-	¥4,514,357	39,250
Swiss Francs	-	CHF 23,804	-	-	CHF23,804	20,377
Indian Rupees	-	-	Rs240,488	-	Rs240,488	6,050
Total USD Equivalent	$2,299,955	$1,013,481	$6,050	$1,246,494	$4,565,980	$4,565,980

    For the three months ended September 30, 2007, the Company’s non-U.S. dollar denominated commercial real estate securities generated $18,518, or 20.2%, of total income. For the nine months ended September 30, 2007, the Company’s non-U.S. dollar denominated commercial real estate securities generated $43,071, or 16.0%, of total income.

    The Company has an investment in a commercial real estate development fund investing in India. At September 30, 2007, total capital committed was $11,000, of which $6,050 had been drawn. The entity conducts its operations in the local currency, Indian Rupees.

    The Company has foreign currency exposure related to its non-U.S. dollar denominated net assets. The Company’s primary currency exposures are to the Euro, British Pound Sterling and Canadian Dollars. Changes in currency rates can adversely impact the estimated fair value and earnings of the Company’s non-U.S. holdings. The Company mitigates this impact by utilizing local currency-denominated financing for its non-U.S. investments and foreign currency forward commitments and currency swaps to hedge its net foreign currency exposure. For the three and nine months ended September 30, 2007, the Company recorded net foreign currency gains of $775 and $3,631, respectively. For the three and nine months ended September 30, 2006, the Company recorded net foreign currency gains of $682, and $997, respectively.

Book Value
    Net book value per share at September 30, 2007 was $7.13. The Company’s recent vintage CMBS experienced significant spread widening in the current market environment which did not occur in the Company’s seasoned vintages. As of September 30, 2007, less than 14% of the Company’s CMBS assets are not match-funded.

    The current credit market dislocation also caused reductions in the value of the Company’s liabilities. The Company’s consolidated statement of financial condition carries these liabilities at adjusted purchase price. Reductions in their value would increase the value of the Company’s equity. If the Company marked all assets and liabilities at fair value, the Company’s net asset value per share would be approximately $11.44 at September 30, 2007.

    The Company calculates book value per share based on a liquidation value calculation. Below is a comparison of book value and net asset value per share at September 30, 2007 and 2006, as well as at June 30, 2007 and December 31, 2006.

	9/30/2007	6/30/2007	12/31/2006	9/30/2006
Total Stockholders' Equity	$593,460	$794,742	$656,109	$652,166
Less:
Series C Preferred Stock Liquidation Value	(57,500)	(57,500)	(57,500)	(57,500)
Series D Preferred Stock

Liquidation Value	(86,250)	(86,250)	-	-
Common Equity	$449,710	$650,992	$598,609	$594,666
Common Shares Outstanding	63,097,248	64,194,747	57,830,964	57,638,033
Book Value per Share	$7.13	$10.14	$10.35	$10.32
Net Asset Value per Share	$11.44	$10.91	$10.70	$10.42

Dividend Reinvestment and Stock Purchase Plan
    As previously reported, if you are a participant in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), please note that the dividend reinvestment portion of the Plan has been reinstated for all dividend payments made after September 8, 2006, and for all future dividend payment dates, with a discount of 2%. The optional cash purchase portion of the Plan also has been reinstated for all investment periods commencing after October 1, 2006, with a discount of 1%.

    During the three months ended September 30, 2007, the Company issued 209,690 shares under the Plan at a collective weighted average issuance price of $9.55 per share. The optional cash portion of the Plan allowed participants to invest up to $20 per month at a 1% discount. The optional cash portion of the Plan represents 14,754 of the shares that were issued during the quarter under the Plan. The remaining 194,936 shares issued under the Plan during the quarter are attributable to the dividend reinvestment portion of the Plan.

    To request a prospectus and receive enrollment materials or to ask questions about the Plan, interested investors and stockholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416, or Investor Relations, Anthracite Capital, Inc., at 212-810-3333. The Company's website address is www.anthracitecapital.com.

Earnings Conference Call
    The Company will host a conference call on November 8, 2007 at 9:00 a.m. (Eastern Time). The conference call will be available live via telephone. Members of the public who are interested in participating should dial, from the U.S., (800) 374-0176, or from outside the U.S., (706) 679-4634, shortly before 9:00 a.m. and reference the Anthracite Teleconference Call (number 23274084). Please note that the teleconference call will be available for replay beginning at 1:00 p.m. on Thursday, November 8, 2007, and ending at midnight on Thursday, November 15, 2007. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291 and enter conference identification number 23274084.

About Anthracite
    Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $1.3 trillion in global assets under management at September 30, 2007. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors.

Forward-Looking Statements
    This press release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995,

with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

    Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

    In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite’s assets; (3) the relative and absolute investment performance and operations of BlackRock Financial Management, Inc. (“BlackRock”), Anthracite’s Manager; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite or BlackRock; (8) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and Anthracite; (9) the ability of BlackRock to attract and retain highly talented professionals; (10) fluctuations in foreign currency exchange rates; and (11) the impact of changes to tax legislation and, generally, the tax position of the Company.

    Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2006 and Anthracite’s subsequent filings with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

    To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company’s website is not a part of this release.

Anthracite Capital, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollar amounts in thousands)

	September 30, 2007		December 31, 2006

ASSETS
Cash and cash equivalents		$122,185		$66,762
Restricted cash equivalents		30,547		59,427
Residential mortgage-backed securities (“RMBS”)		10,997		276,343
Commercial mortgage loan pools	$1,246,494		$1,271,014
Commercial real estate securities	2,299,955		2,494,100
Commercial real estate loans, net	1,013,481		554,148

Commercial real estate	6,050		109,744
Total commercial real estate		4,565,980		4,429,006
Derivative instruments, at fair value		592,712		317,574
Receivable for investments sold		104,476		-
Other assets		89,064		69,151
Total Assets		$5,515,961		$5,218,263

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short-term borrowings:
Secured by pledge of RMBS	$9,569		$266,731
Secured by pledge of commercial real estate securities	454,507		575,420
Secured by pledge of commercial mortgage loan pools	5,166		6,395
Secured by pledge of receivable for investment sold	50,000
Secured by pledge of commercial real estate loans	215,033		26,570
Total short term borrowings		$734,275		$875,116
Long-term borrowings:
Collateralized debt obligations	1,814,231		1,812,574
Secured by pledge of commercial mortgage loan pools	1,225,085		1,250,503
Senior unsecured notes	162,500		75,000
Junior unsecured notes	71,107		-
Junior subordinated notes to subsidiary trust issuing preferred securities	180,477		180,477
Convertible senior notes	80,000		-
Total long term borrowings		3,533,400		3,318,554
Total borrowings		4,267,675		4,193,670
Payable for investments purchased		-		23,796
Distributions payable		21,014		17,669
Derivative instruments, at fair value		605,174		304,987
Other liabilities		28,638		22,032
Total Liabilities		4,922,501		4,562,154

Stockholders' Equity:
Common Stock, par value $0.001 per share; 400,000,000 shares authorized;
63,097,248 shares issued and outstanding in 2007; and			63	58
57,830,964 shares issued and outstanding in 2006
9.375% Series C Preferred Stock, liquidation preference $57,500		55,435		55,435
8.25% Series D Preferred Stock, liquidation preference $86,250		83,267		-
Additional paid-in capital		689,654		629,785
Distributions in excess of earnings		(119,297)		(120,976)
Accumulated other comprehensive income (loss)		(115,662)		91,807
Total Stockholders’ Equity		593,460		656,109
Total Liabilities and Stockholders' Equity		$5,515,961		$5,218,263 3

Anthracite Capital, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Income:
Commercial real estate securities	$49,431	$43,497	$143,325	$123,135
Commercial mortgage loan pools	12,985	13,230	39,119	39,743
Commercial real estate loans	22,716	13,378	60,134	37,686
Commercial real estate	4,390	660	18,790	12,357
RMBS	128	2,960	3,870	9,070
Cash and cash equivalents	1,784	828	3,648	1,746
Total Income	91,434	74,553	268,886	223,737

Expenses:
Interest expense:
Short-term borrowings	13,601	16,959	40,292	49,765
Collateralized debt obligations	27,855	22,889	81,280	57,603
Commercial mortgage loan pools	12,353	12,594	37,233	37,872
Senior unsecured notes	3,226	-	6,433	-
Convertible senior notes	794	-	794
Junior unsecured notes	1,195	-	2,142	-
Junior subordinated notes	3,396	3,444	10,115	9,103
General and administrative expense	1,624	1,144	4,448	3,382
Management fee	3,473	3,179	10,862	9,339
Incentive fee	-	-	4,150	2,708
Incentive fee – stock based	497	997	2,145	1,853
Total Expenses	68,014	61,206	199,894	171,625

Other income (loss):
Net realized and unrealized gain (loss)	(5,766)	428	1,513	2,683
Incentive fee attributable to other income (loss)	-	-	(1,495)	-
Foreign currency gain	775	682	3,631	997
Hedge ineffectiveness	(107)	(174)	(163)	401
Loss on impairment of assets	(2,936)	(361)	(7,034)	(5,795)
Total other income (loss)	(8,034)	575	(3,548)	(1,714)
Income from Continuing Operations	15,386	13,922	65,444	50,398

Income from Discontinued Operations	-	-	-	1,366

Net Income	15,386	13,922	65,444	51,764
Dividends on preferred stock	(3,127)	(1,348)	(8,530)	(4,044)
Net Income available to Common Stockholders	$12,259	$12,574	$56,914	$47,720

Net Income available to Common Stockholders per share:
Basic	$0.19	$0.22	$0.94	$0.84

Diluted	$0.19	$0.22	$0.94	$0.83

Income from continuing operations per share of common stock, after preferred dividends
Basic	$0.19	$0.22	$0.94	$0.82
Diluted	$0.19	$0.22	$0.94	$0.81

Income from discontinued operatiosn per share of common stock
Basic	-	-	-	$0.02
Diluted	-	-	-	$0.02

Weighted average number of shares outstanding:
Basic	63,862	57,167	60,450	56,970
Diluted	64,179	57,458	60,662	57,164

Dividend declared per share of Common Stock	$0.30	$0.29	$0.89	$0.86

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
99.1	Press release, dated November 8, 2007, of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ James J. Lillis
Name:	James J. Lillis
Title:	Chief Financial Officer and Treasurer

Dated: November 8, 2007

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